CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Holt Group, Inc.
Gloucester City, New Jersey 08030

     We hereby consent to the use in this Form S-4 Registration Statement of our reports dated April 24, 1998, relating to the consolidated financial statements of The Holt Group, Inc. and Subsidiaries and the consolidated financial statements of NPR Holding Corporation and Subsidiaries which are contained in such Registration Statement.

     We also consent to all references to us contained in such Registration Statement.

                                         BDO SEIDMAN, LLP

Philadelphia, PA
May 13, 1998